Exhibit 10.37

STANDARD INDUSTRIAL/COMMERCIAL
MULTI-TENANT LEASE — GROSS
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
1. Basic Provisions (“Basic Provisions”).
     1.1 Parties: This Lease (“Lease”), dated for reference purposes only September 6, 2001. is made by and between The Harry Friedman and Edith B. Friedman Revocable Living Trust Dated May 15, 1986 and The William and Susan L. Friedman Family Trust Dated August 8, 1984 (collectively “Lessor”) Lease date to be updated as to final draft  (“Lessor”) and IGC — Polycold Systems Inc. (“Lessee”), (collectively the “Parties”, or Individually a “Party”).
     1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 3800 Lakeville Highway, located in the City of Petaluma, County of Sonoma, State of California, with zip code 94954, as outlined on Exhibit A attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): Approximately 72,301 sq. ft. of office and warehouse space, part of a 172, 656 sq. ft. building. Which space consists of 14,511 sf of office space and 57, 790 sf of warehouse as shown on Exhibit A, attached, hereto and incorporated by this reference. The space shall be verified by an architect agreed upon by Lessor and Lessee.
In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project, except as otherwise permitted by Lessor in writing. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2.)
     1.2(b) Parking: See Addendum unreserved vehicle parking spaces (“Unreserved Parking Spaces”); and                                          reserved vehicle parking spaces (“ Reserved Parking Spaces”). (See also Paragraph 2.6.)
     1.3 Term: Ten (10) years and Zero (0) months (“Original Term”) commencing October 1, 2001 (“Commencement Date”) and ending September 30, 2011 (“Expiration Date”). (See also Paragraph 3.)
     1.4 Early Possession: Lessee shall have early, possession upon lease execution for lessee’s planning and installation of improvements, provided all liability insurance is in place. (“Early Possession Date“ (See also Paragraphs 3.2 and 3.3.)
     1.5 Base Rent: $ Rent $48,472.15 [Illegible] 57, 790sf x $0.55 = $31,784.50; office 14,511sf x $1.15=$16,687.65; Total sf 72,301. Total rents $48,___.15. per month (“ Base Rent”), payable on the First day of each month commencing October 1, 2001. (See also Paragraph 4.)
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
     1.6 Lessee’s Share of Common Area Operating Expenses: 41.9. percent (41.9%) (“Lessee’s Share”).
     1.7 Base Rent and Other Monies Paid Upon Execution:
(a)	Base Rent: $48,442.00 for the period October 1-31, 2001.

(b)	Common Area Operating Expenses: $___.00 for the period October 1-31, 2001.

(c)	Security Deposit: $48, 442.00 (“Security Deposit”). (See also Paragraph 5.)

(d)	Other: $ for .

(e)	Total Due Upon Execution of this Lease: $97,863.00.
     1.8 Agreed Use: Lessee may use the Premises for [ILLEGIBLE] light [ILLEGIBLE], warehouse and related administrative office, and any other legally permitted use, with Lessor’s approval which shall not be unreasonably withheld, [ILLEGIBLE] condition to the effectiveness of this lease, Lessee shall have provided Lessor with an itemization of hazardous materials as defined in Sections 6.2(a) and 53 which Lessee intends to use in the property. The itemization shall be subject to Lessor’s approval which approval shall not unreasonably be withheld. In the event of any assignment, Sublease or Licensee (collectively “Transfer”), Assignee, Subleasee or Licensee (collectively “Transferee”) of the Premises or the Lease shall not use any of the materials described as a “Hazardous Substance” which constitutes a Reportable Use pursuant to Section 6.2(a) or is a hazardous substance or waste pursuant to proposition 65 as set forth in Section 53 hereof in the Premises unless Lessor consents in writing thereto which consent shall be in Lessor’s sole and arbitrary discretion.

                                                                                                                              . (See also Paragraph 6.)
     1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8.)
     1.10 Real Estate Brokers: (See also Paragraph 15.)
          (a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☑ Keegan & Coppin Co., Inc. represents Lessor exclusively (“Lessor’s Broker”);
☑ Meridian Commercial represents Lessee exclusively (“Lessee’s Broker”); or
☐                      represents both Lessor and Lessee (“Dual Agency”).
          (b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of per agreement or                     % of the total Base Rent for the brokerage services rendered by the Brokers).
     1.11 Guarantor. As a condition to the effectiveness of this Lease The obligations of the Lessee under this Lease are to be guaranteed by Intermagnetics General Corporation (“Guarantor”). (See also Paragraph 37.)
     1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 63 and Exhibits A through C, all of which constitute a part of this Lease.

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2. Premises
     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.
     2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting heating, ventilating and air conditioning systems (“HVAC”), loading doors, if any, and all other such elements in the Unit, other than those constructed by Lessee shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fall within the appropriate warrant period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specifically the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty period shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee a Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls-see Paragraph 7).
     2.3 Compliance. Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises or to Alterations or Utility Installations (as defined in Paragraph 7.3(a).) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or no the zoning is appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within ___ months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/ or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”) Lessor and Lessee shall allocate the cost of such work as follows:
          (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure ___required during the last 2 years of this Lease and the cost thereof exceeds 6 months, Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lesser has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay as share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and falls to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis. Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.
          (c) Notwithstanding the above, the provisions concerning Capital Expenditure are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditure are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate the Lease.
     2.4 Acknowledgements. Lessee acknowledges that: (a) It has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises including but not limited to the electrical HVAC and the sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act and their ___ for Lessee’s intended use, (b) Lessee has made such investigation as ___ deems necessary with references to such matters and ___ all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that (i) Brokers have [ILLEGIBLE] no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
     2.5 ~~Lessee as Prior Owner Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event Lessee shall be responsible for any necessary corrective work.~~
     2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.
     (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.
     (b) Lessee shall not service or store any vehicles in the Common Areas.
     (c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or [ILLEGIBLE] away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
     2.7 Common Areas — Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and Interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.
     2.8 Common Areas — Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and change the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
     2.9 Common Areas — Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the presentation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall ~~not be responsible to Lessee for the non-compliance~~ Lessor shall use its best efforts to have other tenants of the building comply with said rules and regulations; provided, however, that Lessor shall not be responsible to Lessee for that noncompliance by other tenant of the project, in the event those efforts are unsuccessful, with said Rules and Regulations by other tenants of the Project.
     2.10 Common Areas — Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:
     (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, agress, direction of traffic, landscaped areas, walkways and utility raceways;
     (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
     (c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;
     (d) To add additional buildings and improvements to the Common Areas;
     (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and
     (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.
     (g) Such changes shall not materially interfere with Lessee’s operation of its business within the Premises.

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3. Term.
     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and Insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.
     3.3 Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 30-40 days after the end of such 60 day period, cancel this Lease, in which event Lessor shall return to Lesses the total amount paid by Lessee to Lessor as specified in Paragraph 1.7 (e) and thereafter the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Leassee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.
     3.4 Lessee Compliance. Lessor shall not be required to tender possession of the premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee snail be required to perform all of its obligations under this Lease from and after the Start Data, including the payment of Rent notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4. Rent.
     4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
     4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent. Lessee’s Share (as specified in Paragraph 1.6.) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:
     (a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:
          (i) The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph (e)), of the following:
               (aa) The Common Areas and Common Area Improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators , roofs, and roof drainage systems.
               (bb) Exterior signs and any tenant directories.
               (cc) Any fire sprinkler systems.
          (ii) The cost of water, gas electricity and telephone to service the Common Areas and any utilities not separately metered:
          (iii) Trash disposal pest control services, properly management, security services, and the costs of any environmental inspections.
          (iv) Reserve set aside for maintenance and repair of Common Areas,
          (v) Any Increase above the Base Real Property Taxes (as defined in Paragraph 10).
          (vi) Any “Insurance Cost Increase” (as defined in Paragraph 8).
          (vii) Any deductible portion of an insurances concerning the Building or the Common Areas,
          (viii) The cost of any capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 Provided such Capital expenditure affects or benefits the Premises, and further provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not as required to pay more than Lessee’s Share of 1/144th of the cost of such Capital Expenditure in any given month.
          (ix) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.
     (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.
     (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
     (d) Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within 30-40 days after the initial notice of a reasonably detailed statement of actual expenses is presented to Lessee. All payments thereafter are payable within 10 days. At Lessor’s option, however, and amount may be estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year exceed Lessee’s Share as indicated on such statement, Lessor shall be credited the amount of such over-payment against Lessee’s Share of Common Area Operating Expenses next becoming due. If Lesse’s payments under this Paragraph 4.2(d) during the preceding year were less than lessee’s Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.
     (e) This Section 4.2(e) is subject to the provisions of Section 4.2(e) ___When a capital component such as the roof, foundations, exterior walls or a Common Area capital improvement, such as the parking lot paving, elevators, fences, etc. requires replacement, rather than repair or maintenance, Lessor shall, at Lessor’s expense, be responsible for such replacement. Such expenses and/or costs are not Common Area Operating Expenses.
     4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25.
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent Increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the Increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary. In Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, If Lessor elects to apply the Securiy Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Lessee’s Deposit to be returned to the Lessee after 5 years of Lease Term. In the event of a sublease or assignment the deposit will be reinstated.
6. Use.
     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use as specified in Paragraph 18, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its

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consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.
     6.2 Hazardous Substances. — Lessee will be providing Lessor with a list of chemicals that require governmental permit to store or use in the coarse of Lessee business.
          (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substances with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor. Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance, if and when Lessee is required to provide any government agency with its MSDS Lessee shall also be required to provide Lessor with a copy of its MSDS within seven (7) days of the date that the governmental agency requires receipt of the report from Lessee.
          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.
          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to any underground migration of any Hazardous Substance onto or under the Premises from areas outside of the Project). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specificallyon so agreed by Lessor in writing at the time of such agreement.
          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and tenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the[ ILLEGIBLE] or termination of this Lease.
          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result or Lessee’s use including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully to any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable rates in order to carry out Lesser’s investigative and remedial responsibilities.
          (g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(a)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13). Lessor may, at Lessor’s option; either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds the lessor of 36 ~~12~~ times the then monthly Base Rent or the remaining value of Tenant Improvements amortized over a Five (5) year term commencing upon cooperation of the Tenant improvements. ~~$100,000, whichever is greater~~, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 90 ~~60~~ days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of remediation of such Hazardous Substance Condition exceeds the lesser of an amount equal to 36 12 times the then monthly Base Rent or the remaining value of Tenant Improvements amortized over a Five (5) year term commencing upon completion of the Tenant improvements, ~~$100,000, whichever is greater~~, Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.
     6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expenses, fully, diligently and in a timely manner, materially comply with all applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises; without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.
     6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time. In the case of an emergency, and otherwise upon 24 hours prior notice ~~of reasonable times,~~ for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.
7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.
     7.1 Lessee’s Obligations.
          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceirlings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2, Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below, Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.
          (b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises; (i) HVAC equipment,~~(ii) beller and pressure vessels, (iii) clarifies, and (iv) any other equipment, if reasonably required by Lessor~~. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts , and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof. If Lessee is not fulfilling its obligation to perform good maintenance practices.
          (c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

/s/ Illegible	/s/ Illegible
Initials	Initials

          (d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices. If an item described in Paragraph 7.1(b) cannot be Replaced other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest of prime rate plus 1% on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor’s accountants Lessee may, however, prepay its obligation at any time.
     7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), ___ (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area for alarm and/or smoke detection system, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior ~~or interior surfaces of exterior~~ walls, as needed subject to Section 4.2a (VIII) and ~~nor shall~~ Lessor shall not be obligated ___ maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
     7.3 Utility Installations; Trade Fixtures; Alterations.
          (a) Definitions. The term “Utility Installations” refers to all floor and window covering, air lines, power panels; electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean ___ modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
          (b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may however, make non-structural Utility Installations to the Interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease ___ extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that ___ shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.
          (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices or non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself. Lessor and the Premises against the same and shall pay and satisfy any such adverse judgement that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surely bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor or elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.
          (d) Lessor shall, at its sole cost expense provide separate motors to the Premises for gas and electrical service.
     7.4 Ownership; Removal; Surrender; and Restoration;
          (a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considers a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
          (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. Notwithstanding the foregoing, Tenant shall not be required to restore the Premises to their original condition. Lessee, however, shall remove its business fixtures, excluding, however, HVAC, electrical and plumbing elements and amenities.
          (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or [ILLEGIBLE] that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought into the Premises by of for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
8. Insurance; Indemnity.
     8.1 Payment of Premium Increases.
          (a) As used herein, the term “Insurance Cost Increase” is defined as any increase in the actual cost of the insurance applicable to the Building and/or the Project and required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b). (“Required Insurance”), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. Insurance Cost increase shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or general premium rate increase. The term Insurance Cost Increase shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the “Base Premium.” The Base Premium shall be the annual premium applicable to the 12 month period immediately preceding the Start Date. If, however, the Project was not insured for the entirety of such 12 month period, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Start Date, assuming the most nominal use possible of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability Insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).
          (b) Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Paragraph 4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.
     8.2 Liability Insurance.
          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an “Additional Insured-Managers or Lessor of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
          (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
     8.3 Property Insurance — Building, Improvements and Rental Value.
          (a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be Insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake ~~unless required by a Lender)~~, including coverage for debris removal and the enforcement of any Applicable

/s/ Illegible	/s/ Illegible

Initials	Initials

Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less then the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 ~~$1,000~~ per occurrence.
          (b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.
          (c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.
          (d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.
     8.4 Lessee’s Property; Business Interruption Insurance.
          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force, Lessee shall have the right to self insure pursuant to the terms of this paragraph so long as Lessee notifies Lessor of Lessee’s election to self insure and that Lessee’s self insurance does not adversely affect Lessors Insurance policies on the Building. Lessee to provide to Lessor or to Lessor’s insurance carrier, upon reasonable request, information about Lessee’s self insurance program.
          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
     8.5 Insurance Policies. Insurance required herein shall be by companies duty licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals of “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same and the Party required to carry such insurance shall promptly reimburse the other Party.
     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have that respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be so long as the insurance is not invalidated thereby.
     8.7 Indemnity. Except for Lessor’s gross negliance or willful misconduct, Lessee shall indemnity, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense, Lessor need not have first paid any such claim in order to be defended or indemnified.
     8.8 Exemption of Lessor From Liability. Lesser shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.
9. Damage or Destruction.
     If the partial or total damage is a result of an action or omission of the lessee then the lessee should not be exonerated from the lease and the rights of Lessor to terminate or rebuild should be maintained at Lessor’s election. Lessee should have nor right to terminate the lease under those circumstances.
9.1 Definitions.
          (a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s which shall be the Lessor of 36 months base Rent or the remaining value of tenant improvements prorated on the balance of 5 year term. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (c) “Insured Loss” shall mean damage or destruction to Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
          (d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
          (e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.
     9.2 Partial Damage — Insured Loss. If a Premises Partial Damage that is an insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to affect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect, if such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter, Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
     9.3 Partial Damage — Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense). Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminals this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof

/s/ Illegible	/s/ Illegible

Initials	Initials

within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.
     9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessee with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercise such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, a Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fail to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.
     9.6 Abatement of Rent; Lessee’s Remedies.
          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated it proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
          (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter; this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional written authorization by Lessor of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.
     9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.
     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
10. Real Property Taxes.
     10.1 Definitions.
          (a) “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment, real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with the reference to the Project address and where the proceeds so generated are to be applied by the city county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon.
          (b) “Base Real Property Taxes.” As used herein, the term “Base Real Property Taxes” shall be the amount of Real Property Taxes, which are assessed against the Premises, Building, Project or Common Areas in the calendar year during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.
          10.2 Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any increases in such amounts over the Base Real Property Taxes shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.
          10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations. Trade Fixtures or Utility installations placed upon the Premises by Lessee or at Lessee’s request.
          10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax [ILLEGIBLE] assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other intermation as may be reasonably available. Lessor’s reasonable determination thereof in good faith, shall be conclusive.
          10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessee’s sale judgement. Lessor determines that Lessee that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, than Lessor may increase Lessee’s Base Rent by an amount equal increased to such costs.
12. Assignment and Subletting.
     12.1 Lessor’s Consent Required.
          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor prior written consent. Such consent shall not unreasonably withheld. Lessor’s reasonable grounds for denying consent shall be in writing the reason for denial which include, but are not limited to, any of the following. (1) Transferee’s character, reputation, credit history, or business is not consistent with the character or quality of the premises; (2) Transferee would be a significantly less-prestigious occupant of the premises than Lessee; (c) Transferee’s intended use of the premises is inconsistent with the provisions of Section [ILLEGIBLE]. or will materiallty and adversely affect Lessor’s interest; (d) Transferee’s financial condition is, or maybe, inadequate to support transferee’s obligation under the Lesse; or (e) Transferee’s financial condition is materially interior to that of Lessee. (f) an increase in Hazardous Material used.
          (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose. Such consent shall not be unreasonably withheld.
          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 33 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituing such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.
          (d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c). or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.
          (e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

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     12.2 Terms and Conditions Applicable to Assignment and Subletting.
          (a) Regardless of Lessor’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
          (b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.
          (c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors of anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.
          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises Lessor shall have the right to charge Lessee for Lessor’s actual costs incurred in connection with its legal, accounting and or consulting fees incurred in reviewing Lessees proposed assignment or subletting. The amount Lessee is obligated to pay Lessor for these reimbursable costs shall not exceed 10% of the initial monthly rent payable by Lessee. Any amount owed by Lessee per this provision shall be payable by Lessee to Lessor within ten (10) days of receipt of Lessor’s written invoice documenting the cost incurred by Lessor. ~~If any, together with a fee of $1,000 or 10% of the current monthly Base Rent~~ applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.
          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
          (a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations. Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby Irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the Performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the Contrary.
          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to [ILLEGIBLE] to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor, only when Lessor’s consent is required under a master lease agreement.
          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
13. Default; Breach; Remedies.
     13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is [ILLEGIBLE] as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surely bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues to a period of 3 business days following written notice to Lessee.
          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
          (d) A default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c) above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
          (g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.
     13.2 Remedies. If Lessee falls to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefore. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
          (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (III) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceedings any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statutes shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
          (b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign.

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subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee or Lessor from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
     13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions", shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such inducement Provision shall automatically be deemed defeated from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.
     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs nor contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100 whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.
     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The Interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
     13.6 Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor falls within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall be 10 days in the event of an emergency that threatens life or property and other obligations shall in no event be more less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, unless otherwise agreed to in writing by Lessor and Lessee, and to pay an excess of such expense under protest reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 30 - 40 days after Lesser shall have given Lessee written notice of such taking (or in the absence of such notice, within 30 40 days after the condemning authority shall have taken possession) terminate the Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction to Utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15. Brokerage Fees.
     15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owed by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.
     15.2 Assumption of Obligation. Any buyer or transferee of Lessor’s interest in this shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.
     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other than it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith, Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys fees reasonably incurred with respect thereto.
16. Estoppel Certificates.
          (a) Each Party (as “Responding Party ”) shall within 10 days after written notice from the other Party (the “Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” from published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
          (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

/s/ ILLEGIBLE	/s/ ILLEGIBLE

Initials	Initials

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall took to the Premises and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect of this Lease, and shall not seek recourse against the individual partners [Illegible] Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or within respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lesser under this Lease or any amendment or modification hereof shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
23. Notices.
     23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. Each notice shall be provided to each party constituting Lessor. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. [Illegible] notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval or, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection herewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.
     (a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:
          (i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor. A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
          (ii) Lessee’s Agent: An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee. A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Lessee. To the Lessee and the Lessor. a. Diligent exercise of reasonable skills and care in performance of the agents duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value [Illegible] of the property that are not known to, or within the diligent attention and observation of the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
          (iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee, In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less then that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired consult a competent professional.
     (b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fees received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
     (c) Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.
26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.
28. Covenants a Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the conveniences of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any [Illegible] between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any

/s/ Illegible	/s/ Illegible

Initials	Initials

Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorm to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not; (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.
     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attoms to the record owner of the Premises. Further, within 60 days after the execution of this Lease. Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.
     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents: provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in [ILLEGIBLE], contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee may at any time place on the Premises any ordinary “For Sublease” sign.
3. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent which consent shall not be unreasonably withold or denied. All signs must comply with all Applicable Requirements.
35. Termination; Merger. Unless a specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lessor estate in the Premises; provided; however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser Interest shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other party, such consent shall not be unreasonably withheld or delayed. Lessor’s acted reasonable costs and expenses (including but not limited to architects’ , attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor, Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not [ILLEGIBLE] the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the even that either Party disagrees with any determination made by the other hereunder and reasonable requests the reason for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37. Guarantor.
     37.1 Execution. The Guarantors if any, shall each execute a guarantee in the form most recently published by the American Industrial Real Estate Association, as each such Guarantor shall have the same obligations as Lessee under this Lease.
     37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.
38.Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quit possession and quit enjoyment of the Premises during the term hereof.
39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.
     39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
     39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.
     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Option have been validly exercised.
     39.4 Effect of Default on Options.
          (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee). (iii) during the time Lessee is in Breach of this Lessee, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4 (a).
          (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option. If, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) If Lessee commits a Breach of this Lease.
40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measured, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

/s/ Illegible	/s/ Illegible

Initials	Initials

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.
43. Authority. If either Party hereto is a corporation, trust, limited liabilty company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.
44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
47. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.
48. Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.
49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABEL AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES, THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE OF THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SOLEABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.
WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.
The parties hereto have executed this Lease of the place and on the dates specified above their respective signatures.

Executed at:	Executed at:

on:	on:

By LESSOR:	By LESSEE:

The Harry Friedman and Edith B. Friedman Revocable Living Trust Dated May 15, 1986 and The William and Susan L. Freldman Family Trust Dated August 8, 1984 (collectively “Lessor”)	IGC — Polycold Systems Inc.

By:	/s/ Harry Friedman	By:	/s/ Illegible
Name Printed:	Harry Friedman, Trustee	Name Printed:	[ILLEGIBLE]
Title:	4800 Skycrest Way, Santa Rosa, CA 95403	Title:
707-544-7898 707-545-3660 fax

By:	/s/ William Friedman	By:
Name Printed:	William Friedman, Trustee	Name Printed:
Title:	Title:

Address: 4055 Santa Rosa Ave., Santa Rosa, CA 95407	Address:

Telephone: (707) 584-7811	Telephone: (____)
Facsimile: (707) 585-7681	Facsimile: (____)
Federal ID No.	Federal ID No.
These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777.
(c)Copyright 1998 By American Industrial Real Estate Association.
All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

/s/ Illegible	/s/ Illegible

Initials	Initials

STANDARD LEASE CONDITIONS ADDENDUM
          To Lease dated September 6, 2001 by and between The Harry and Edith B. Friedman Revocable Living Trust Dated May 15, 1986 and The William and Susan I. Friedman Family Trust Dated August 8, 1984 (collectively “Lessor”) and IGC-Polycold Systems Inc. (Lessee)
50.	TENANT IMPROVEMENT SCOPE:

Lessee accepts in “as-is” condition and repair as of the lease Commencement Date subject to the “Base Building Improvements” outlined herein. Lessee will obtain all necessary permits from the City of Petaluma to remodel and improve the subject space, including redesign and installation of parking and landscaping at its sole cost and expense in accordance with design specifications as outlined in Work Letter, attached hereto and incorporated by this reference as Exhibit B “Tenant Improvements” prepared by Lessee and subject to approval by Lessor.

Lessor shall inspect said premises within three (3) days after notice from Lessee of Lessee’s completion of said improvements to ascertain that Tenant Improvements have been installed in accordance with plans and specifications. Lessee and Lessor shall provide a “punch list” of items not in accordance with plans and specifications or not installed in a good workmanlike manner. Lessee shall cause the “punch list” items to be corrected within thirty (30) days. Lessor shall have the right to inspect the Tenant Improvements at all times during the course of construction.

Within 30 days after completion by Lessee of the Tenant Improvements, Lessee shall provide Lessor an itemized statement which sets forth the direct cost to lessee of Tenant Improvements excluding any costs or expenses allocated to employees of Tenant. Lessee shall provide workers compensation and liability insurance with a minimum $1,000,000.00 per occurrence for said installation and to name Lessor additional insured and completed operations insurance. Lessee shall indemnify and hold harmless Lessor for all claims of employees, invitees, materialmen, supplier arising out of said installation.

BASE BUILDING IMPROVEMENTS

Lessor, at Lessor’s sole cost and expense, shall be responsible for completing the following improvements to the Premises prior to the Lease Commencement Date:
•	Lessor to verify and warrants and represent to Lessee that the electrical to the Building is 1600 amps, however only 800 amps will be allocated to Lessee’s subject space. If additional space is leased by lessee then additional power will be available on a prorated basis as a percentage of occupancy.

•	The roof shall be in good condition and repair and leak free.

•	The existing HVAC units for the office portion of the building and gas fired heaters in the warehouse portion of the building shall be delivered in good operating condition and repair, and fully serviced per manufacture specifications.

•	Exterior Building ADA access, including ramps and parking.

•	If required by the Fire Department, paved access around the Building perimeter

•	Seismic upgrading if required by the City of Petaluma.

•	The Building shall comply with all applicable codes, ordinances and other government regulations other than those required solely due to Lessee’s intended use and occupancy of the Premises.

•	The Premises shall be delivered broom swept and free of debris.

•	Remove the “HBJ” placards attached to the Building.
51.	FINANCIAL INFORMATION

Lessors have reviewed and approved Lessee’s financial statements.

Lessor may deliver such financial information in Lessor’s possession to lending institutions, mortgage brokers, investors in the subject property or prospective purchasers.

52.	PERMITS

Lessee will obtain a use permit if required from the appropriate municipality within thirty (30) days of acceptance hereof. Lessee shall use due diligence in pursuing such permits and pay all costs associated with them. Lessee shall have the responsibility to maintain any use permits and to comply with all terms and conditions of said use permits during the term of this Lease. If Lessee’s application for a use permit is denied, Lessor or Lessee may declare this lease void, in which event all deposits and prepaid rent shall be returned to Lessee.

53.	HAZARDOUS WASTE

“If Lessee uses, stores, or becomes aware of any hazardous waste or substances as listed by Proposition 65, he will advise Lessor within three (3) days of such existence and either obtain approval from Lessor and the appropriate governing agencies within thirty (30) days from notice or remove and clean up said hazardous waste to standards required by the Lessor and the appropriate governing agencies within sixty (60) days from notice.”

“If Lessee, his invitees, employees, agents or associates cause or allow a spill, or contamination of the premises, common area, soil or surrounding area, then it will be the responsibility of Lessee to clean up said hazard to the degree required and within the time frame set by any public entity which has jurisdiction and particularly in response to the Super Fund Act and Proposition 65.”

Lessor is responsible for any hazardous waste violations, occurrences or clean-up required prior to lease commencement or caused by Lessor or other tenants during the lease term without reimbursement from Lessee.

54.	AREA MEASUREMENT

Lessee has verified and approved the system of measurement, the usable square footage and rentable square footage of the subject premises. Lessee acknowledges the main entry into the office areas are a shared common area with the adjacent space.

55.	BUILDING OPERATING EXPENSES & PASS THROUGH OF INCREASES

Lessee to review and approve the scope and delineation of Lessee’s and Lessor’s base year expenses, common area expenses, repairs and maintenance, taxes, insurance, capital replacements within ten (10) days of receipt from Lessor a summary of such responsibility. Lessee to pay its prorata share of the common area operating expenses on the first day of each month along with the monthly rent.

Lessor shall have the right to pass through to Lessee increases in the Building Operating Expenses over the Base Year of the Lease term based upon Lessee’s prorata share of occupancy in the Building (72,301 / 172,656 sf) which is 41.9%.

For the calculation of the Building Operating Expenses the Base Year shall be 2001. The following items will be considered Base Year Building Operating Expenses paid by Lessor, any increases in the following items over the base year will be prorated and passed through to the Lessee:
•	Property taxes (excluding bonds or assessments).

•	Building insurance (Lessee is also responsible for increases due to its use and occupancy of the Building).

•	Exterior building Maintenance and Repair, including roof maintenance and repair (excluding penetrations made by tenant), paint and glazing (excluding insurable events, a new roof or other capital expenditure required to be performed by Lessor).
56.	RENT ESCALATION

(a) On the anniversary date and every 12 months thereafter, the monthly rent payable under Paragraph 4 of the attached lease shall be adjusted by the increase, if any, from the date this lease commenced, in the Consumer Price Index of the Bureau of Labor Statistics of the U. S. Department of Labor for all Urban Consumers, San Francisco-Oakland, California (1982-1984 base period) “All Items”, herein referred to as “C.P.I.”, minimum rent escalation will be 4% per annum, not to exceed 7% per annum.

(b) The monthly rent payable in accordance with paragraph (a) of this Addendum shall be calculated as follows: the rent payable for the first month of the term of this lease, as set forth in Paragraph 1.5 of the attached lease, shall be multiplied by a fraction, the numerator of which shall be the C.P.I. of the calendar month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month in which the original lease term commences. The rent escalation however will be a minimum of 4% per annum not to exceed 7% per annum. The sum so calculated shall constitute the new monthly rent hereunder, but in no event shall such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

(c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor’s failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provide for in the lease or this addendum.

(d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

57.	OPTION TO EXTEND

Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2) five (5) year periods each commencing when the prior term expires upon each and all of the following terms and conditions:

(i) Lessee gives to Lessor, and Lessor actually receives, on a date which is prior to the date that the option period would commence (if exercised) by at least nine (9) months written notice of the exercise of the option to extend this lease for each said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

(ii) The provisions of paragraph 39, including the provision relating to default of Lessee set forth in paragraph 39.4 of this Lease are conditions of this Option;

(iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

(iv) The new monthly base rent for each of the option periods shall be calculated as follows:

The rent payable by Lessee during the first year of the option period shall be the fair market rental value of the Premises at the commencement date of the option period. In no event shall the rent for any option period be less than the rent paid by Lessee during the year immediately preceding such option period. If Lessor and Lessee cannot agree on the fair market rental value of the Premises for the extension periods within forty-five (45) days after the Lessee has notified Lessor of its exercise of the option, Lessor and Lessee shall each select, within forty-five (45) days of such notification, an appraiser who must be a qualified M.A.I. appraiser to determine said fair market rental value. If one party fails to so designate an appraiser within the time required, the determination of fair market rental value of the one appraiser who has been designated by the other party hereto within the time required shall be binding upon both parties. The appraisers shall submit their determinations of fair market rental value to both parties within thirty (30) days after their selection. If the different between the two determinations is ten percent (10%) or less of the higher appraisal, then the average between the two determinations shall be the fair market rental value of the Premises. If said difference is greater than ten percent (10%), then the two appraisers shall within twenty (20) days of the date that the later submittal is submitted to the parties designate a third appraiser who must also be a qualified M.A.I. appraiser. The sole responsibility of the third appraiser will be to determine which of the determinations made by the first appraisers is most accurate. The third appraiser shall have no right to propose a middle ground or any modification of either of the determinations made by the first two appraisers. The third appraiser’s choice shall be submitted to the parties within thirty (30) days after his or her selection. Such determination shall bind both of the parties and shall establish the fair market rental value of the Premises. Each party shall pay equal share of the fees and expenses of the third appraiser.

Fair market rental value for purpose of this Lease shall mean the then prevailing rent for office/warehouse premises comparable in size, quality, and orientation to the demised Premises, located in buildings with space of comparable in size with approximately 18% office buildout, and in the general vicinity of, the building which demised Premises are located, leased, on terms comparable to the terms contained in this Lease.

The monthly rent payable by Lessee during the Option periods shall escalate annually per the Rent Escalation clause in paragraph 56 of this lease

58.	PARKING

The current parking at the Building is one hundred thirty-six (136) spaces. Lessee at Lessee’s sole cost and expense, shall construct up to two hundred and four (204) additional parking spaces for the Building, which shall include all landscape, irrigation, and lighting modifications required by the City of Petaluma, excluding any parking development on the eastside of the building that is leased to Sola Optical, as shown on Site Plan Exhibit A-1. Out of the total parking spaces at the building, Lessee shall have the exclusive right to all of the parking with the exception of one hundred (100) parking spaces which shall be reserved for the future tenants of the northern and central portion of the Building. Lessee shall coordinate the design and construction of the additional parking, subject to Lessor’s prior written consent, which shall not be unreasonably withheld. Construction of the additional parking area for the northern section of the premises to be installed within twelve (12) months from lease execution. Lessee’s architect, “The Fifth Resource Group” is currently working on a site plan, which Lessee will provide Lessor as soon as possible for Lessor’s review and approval.

Lessor has reserved for itself use of 100 spaces. Until completion of Lessee’s construction of the additional 204 parking spaces, Lessee may use such of Lessor’s parking spaces as Lessor, in its sole discretion shall allow. However in the event, because of Lessor’s needs or that of additional tenants of the Building, consent to use by Lessee of Lessor’s parking spaces is terminated, Lessee, at its sole cost and expense will seek other and additional parking spaces for its use.

59.	TERMINATION

Lessee shall have the right to terminate this Lease after the sixtieth (60th) month and annually thereafter during the initial lease tern by providing Lessor with a minimum of twelve (12) months prior written notice to Lessor of Lessee’s intent to terminate the lease. This termination clause expires after the initial lease term and does not apply to any extension options.

60.	FIRST RIGHTS OF FIRST OFFER TO LEASE

During the term of the lease, and options periods if exercised, Lessee shall have the first right of first offer to lease any portion of the remainder of the Building after one year of its lease term. Lessor shall provide Lessee with written notice via certified mail that Lessor has available space to lease. Lessee shall have five (5) business days to respond in writing its desire to begin negotiations, if after thirty (30) days from Lessee’s notice negotiations fail, Lessor may terminate Lessee’s right of first offer, and Lesser is free to negotiate with any third party to lease the available space with no further obligation to Lessee.

61.	SUBLEASE / ASSIGNMENT

Lessee shall have the right to assign all or a portion of the Premises to a subsidiary or affiliated company or to any bona fide corporate successor, and shall have the right to sublease all or a portion of the Premises to any third party provided subtenant’s use and occupancy of the Premises does not violate the permitted uses provision of the Lease agreement, Lessor approves its financial statement, and lease guaranty remains in effect. In the event the Lessee subleases all or a portion of the Premises Lessee shall have the right to all rent in excess of that paid by Lessee to Lessor.

62.	LEASE GUARANTY

IGC Polycold Inc. is a subsidiary of Intermagneties General Corporation, which is publicly traded on the Nasdaq the symbol of “IMG”. In consideration of Lessor entering into a lease with IGC polycold Inc., Intermagnetics General, herein after “Guarantor”, will guaranty the Lease for the full lease term.

63.	NON-DISTURBANCE

Lessee shall be granted a non-disturbance agreement from the Lessor’s current mortgagee and Lessor will use its best efforts to obtain similar agreements from future mortgagees.

Lessee:	/s/ Illegible	Date: [ILLEGIBLE]

Lessor:	/s/ Illegible	Date: 9/6/01

	/s/ Illegible	9/6/01

Exhibit “A”

±2,790 s.f. +/-
Whse.
14,511 s.f. +/-
Office Space
1st + 2nd Floor

PROPOSED FLOOR PLAN

FRIEDMAN BROS. DISTRIBUTION CENTER

Confidential
Charles Chappell
Helix Technology
Dec 27, 2024 14:30 EST

Exhibit A.1

Exhibit A-1
East Side of Property
Now Available for Development
Subject Space
Common Area
SITE PLAN
VICINITY MAP

EXHIBIT B
WORK LETTER
To be forthcoming by Lessee

EXHIBIT B-1
IMPROVEMENT SPACE PLAN
To be forthcoming by Lessee

Exhibit C
STANDARD LEASE DISCLOSURE ADDENDUM
Notice to Owners, Buyers and Tenants Regarding Hazardous Wastes or Substances and Underground Storage Tanks
Comprehensive federal and state laws and regulations have been enacted in the last few years in an effort to develop controls over the use, storage, handling, cleanup, removal and disposal of hazardous wastes or substances. Some of these laws and regulations, such as, for example, the so-called “Super Fund Act”, provide for broad liability schemes wherein an owner, tenant or other user of the property may be liable for cleanup costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos or establish requirements for the use, modification, abandonment, or closing of underground storage tanks.
It is not practical or possible to list all such laws and regulations in this Notice. Therefore, lessors and lessees are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice as well as other aspects of the proposed transaction. If various materials that have been or may be in the future determined to be toxic, hazardous or undesirable, or are going to be used, stored, handled or disposed of on the property, or if the property has or may have underground storage tanks for storage of such hazardous materials, or that such materials may be in the equipment, improvements or soil, it is essential that legal and technical advice be obtained to determine, among other things, what permits and approvals have been or may be required, if any, the estimated costs and expenses associated with the use, storage, handling, cleanup, removal or disposal of the hazardous wastes or substances and what contractual provisions and protection are necessary or desirable. It may also be important to obtain expert assistance for site investigations and building inspections. The past uses of the property may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks being on the property.
The term “hazardous wastes or substances” is used in this Notice in its very broadest sense and includes; but is not limited to, all those listed under Proposition 65, petroleum base products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is, therefore, meant to apply to any transaction involving any type of real property, whether improved or unimproved.
Although Keegan & Coppin Co. , Inc. or its salespeople, will disclose any knowledge it actually possesses with respect to the existence of hazardous wastes or substances, or underground storage tanks on the property, Keegan & Coppin Co., Inc. has not made investigations or obtained reports regarding the subject matter of this Notice, except as may be described in a separate written document, studies or investigation by experts. Therefore, unless there are additional documents or studies attached to this notice, lease or contract, this will serve as notification that Keegan & Coppin Co., Inc. or its salespeople make no representation regarding the existence or non-existence of hazardous wastes or substances, or underground storage tanks on the property. You should contact a professional, such as a civil engineer, geologist, industrial hygienist or other person with experience in these matters to advise you concerning the property.
Americans with Disabilities Act (ADA)
On July 26, 1991, the federal legislation known as the Americans with Disabilities Act (ADA) was signed into law by President Bush. The purpose of the ADA is to integrate persons with disabilities into the economic and social mainstream of American life. Title III of the ADA applies to Lessors and Lessees of “places of public accommodation” and “commercial facilities”, and requires that places of public accommodation undertake “readily achievable” removal of communication and access barriers to the disabled. This requirement of Title III of the ADA is effective January 26, 1992.
It is important that building owners identify and undertake “readily achievable” removal of any such barriers in the common areas, sidewalks, parking lots and other areas of the building under their control.
The lessor and lessee are responsible for compliance with ADA relating to removal of barriers within the workplace i.e., arrangement of interior furnishings and access within the premises, and any improvements installed by lessor and lessee.
Keegan & Coppin Company, Inc. recommends that both parties seek expert advice regarding the implications of the Act as it affects this agreement.
Alquist-Priolo:
“The property which is the subject of this contract may be situated in a Special Study Zone as designated under the Alquist-Priolo Geologic Hazard Act, Sections 2621-2625, inclusive, of the California Public Resources Code; and, as such, the construction or development on this property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the City or County under the terms of that act. No representations on the subject are made by the lessor or agent, and the lessee should make his own inquiry or investigation”.
Flood Hazard Area Disclosure:
The subject property may be situated in a “Special Flood Hazard Area” as set forth on a Federal Emergency Management Agency (FEMA) “Flood Insurance Rate Map” (FIRM) or “Flood Hazard Boundary Map” (FHBM). The law provides that, as a condition of obtaining financing on most structures located in a “Special Floods Hazard Area”, lender requires flood insurance where the property or its attachments are security for a loan. Lessee should consult with experts concerning the possible risk of flooding.

Acknowledgment:

Lessee:	/s/ Illegible	Date: [ILLEGIBLE]

Lessor:	/s/ Illegible	Date: [ILLEGIBLE]

	[ILLEGIBLE]	[ILLEGIBLE]

LEASING DISCLOSURE REGARDING
REAL ESTATE AGENCY RELATIONSHIP
When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.
LANDLORD’S AGENT
A Landlord’s agent under a listing agreement with the Landlord acts as the agent for the Landlord. A Landlord’s agent or a subagent of that agent has the following affirmative obligations:
To the Landlord:
(a)	A fiduciary duty of utmost care, integrity, honesty and loyalty in dealing with the Landlord.
To the Tenant and the Landlord:
(a)	Diligent exercise of reasonable skill and care in performance of the agent’s duties.
(b)	A duty of honest and fair dealing and good faith.
(c)	A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.
An agent is not obligated to reveal to either party any confidential information obtained from the other party which does not involve the affirmative duties set forth above.
TENANT’S AGENT
A Tenant’s agent can, with a Tenant’s consent, agree to act as agent for the Tenant only. In these situations, the agent is not the Landlord’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Landlord. An agent acting only for a Tenant has the following affirmative obligations.
To the Tenant:
(a)	A fuduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Tenant.
To the Tenant and the Landlord:
(a)	Diligent exercise of reasonable skill and care in performance of the agent’s duties.
(b)	A duty of honest and fair dealing and good faith.
(c)	A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.
An agent is not obligated to reveal to either party any confidential information obtained from the other party which does not involve the affirmative duties set forth above.
AGENT REPRESENTING BOTH LANDLORD AND TENANT
A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Landlord and the Tenant in a transaction, but only with the knowledge and consent of both the Tenant.
In a dual agency situation, the agent has the following affirmative obligations to both the Landlord and the Tenant.
(a)	A fiduciary duty of utmost care, integrity, honest and loyalty in the dealings with either Landlord or Tenant.
(b)	Other duties to the Landlord and the Tenants stated above in their assertive sections.
In representing both Landlord and Tenant, the agent may not, without the express permission of the respective party, disclose to the other party that the Landlord will accept a sent less than the listed rent or that the Tenant will pay a rent greater than the rent offered.
The above duties of the agent in a real estate transaction do not relieve a Landlord or Tenant from the responsibility to protect their own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competenat professional.
You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.
We acknowledge receipt of a copy of this disclosure.

Landlord	/s/ Illegible	Date	9/6/01

Tenant	/s/ Illegible	Date	9/6/01

SIGN BELOW TO AUTHORIZE TYPE OF AGENCY
Keegan & Coppin Co., Inc., is the agent of (check one).
(Name of Listing Agent)
☑     The Landlord exclusively; or
☐     Both the Tenant and Landlord
CONFIRMED AND AUTHORIZED:

Landlord:	/s/ Illegible			Date	9/6/01

	/s/ Illegible			Date	9/6/01

Agent:	Keegan & Coppin Company, Inc.	By:	/s/ Illegible	Date	9/06/01

Meridian Commercial is the agent of (check one):
(Name of Tenant’s agent)
☑     The Tenant exclusively; or
☐     The Landlord exclusively; or
☐     Both the Tenant and Landlord.
CONFIRMED AND AUTHORIZED:

Tenant:	/s/ Illegible	Date	9/7/01

Tenant:		Date
[Illegible]		Date